EXHIBIT 99.5
(4) Purchaser Information (check one) a. Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with OmniAmerican Bank as of March 31, 2008. Enter information in Section 9 for all deposit accounts that you had at OmniAmerican Bank on March 31, 2008. b. Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with OmniAmerican Bank as of ____________ but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at OmniAmerican Bank as of _____________. c. Other Members - Check here if you were a depositor of OmniAmerican Bank as of ________________, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories. d. Local Community - Natural persons residing in the Texas counties of Collin, Dallas, Delta, Denton, Ellis, Hunt, Hood, Kaufman, Johnson, Rockwall, Parker, Tarrant, and Wise will receive preference in a community offering e. General Public Individual Individual Retirement Account Corporation Joint Tenants Uniform Transfer to Minors Act Partnership Tenants in Common Uniform Gift to Minors Act Trust - Under Agreement Dated __________ YOUR ORDER IS NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE MARK THE Savings ACCOUNT TYPE CD $ .00 MARK THE Savings ACCOUNT TYPE CD $ .00 MARK THE Savings ACCOUNT TYPE CD $ .00 Total Withdrawal $ .00 (5) Check if you (or a household family member) are a: Director or Officer of OmniAmerican Bank or OmniAmerican Bancorp, Inc. Employee of OmniAmerican Bank or OmniAmerican Bancorp, Inc. (8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.) Evening Telephone # City State Zip Code County Daytime Telephone # Address SS# or Tax ID Name SS# or Tax ID Name (9) Qualifying Accounts: You should list any accounts that you may have or had with OmniAmerican Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. (10) Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by OmniAmerican Bancorp, Inc. no later than 12:00 noon, Central Standard Time, on ____________, 2009. Otherwise, this Order Form will be voidable. I agree that after receipt by OmniAmerican Bancorp, Inc., this Order Form may not be modified or cancelled without OmniAmerican Bancorp, Inc.,'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by OmniAmerican Bancorp, Inc., OmniAmerican Bank, or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. I further certify that, before purchasing the common stock of OmniAmerican Bancorp, Inc., I received the Prospectus dated __________, 2009. The Prospectus that I received, dated ___________, 2009 contains disclosure concerning the nature of the common stock being offered by OmniAmerican Bancorp, Inc. and describes, in the Risk Factors section of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following: SEND OVERNIGHT PACKAGES TO: Attn: Stock Information Center 1320 South University Drive Suite ___ Fort Worth, Texas 76107 IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN Signature:______________________________ Date:___________ Signature:______________________________ Date:___________ NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title. OmniAmerican Bank REVOCABLE PROXY Any member given a proxy may revoke it at any time before it is voted by delivering to the Secretary of OmniAmerican Bank either a written revocation of the proxy, a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on _______________, 2009 and a Proxy Statement for the Special Meeting prior to signing this proxy. x $10.00 = (1) Number of Shares (2) Total Amount Due $ .00 Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See instructions on Reverse Side Price Per Share ORDER DEADLINE: The Subscription Offering ends at 12:00 noon, Central Standard Time, on ___________, 2009. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Faxes or copies of this form will not be accepted. OmniAmerican Bancorp, Inc. reserves the right to accept or reject improper order forms. OMNIAMERICAN BANCORP LOGO (3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to OmniAmerican Bancorp, Inc. (3b) Method of Payment- Deposit Account Withdrawal OmniAmerican Bank Deposit Account Number(s) Withdrawal Amount(s) $ .00 REC'D _____ / ______ CHECK# _______________ $______________ CHECK#________________ $______________ BATCH # _________ ORDER # ___________ CATEGORY _____ For Internal Use Only (6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side. Name(s) listed in Section 8 on other Order Forms Number of Shares Ordered Name(s) listed in Section 8 on other Order Forms Number of Shares Ordered (7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. NAMES ON ACCOUNTS Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. ACCOUNT NUMBER 1. Our loan portfolio has higher levels of risk than many savings banks due to our substantial number of automobile and other consumer loans. 2. A portion of our loan portfolio consists of loans made to persons with weakened credit or with reduced documentation which presents greater risk of loss or delinquency. 3. Our loan portfolio possesses increased risk due to the recent change in our lending emphasis resulting in a greater percentage of new one-to four-family residential loans. 4. We have increased our levels of non-residential real estate loans and commercial business loans which in turn increase our exposure to credit risk. 5. Protecting our business from identity theft and the theft of other customer data increases our cost of operations. To the extent that we, or our third party providers, are unable to prevent the loss of customer information, our operations may become disrupted and our net income may be adversely affected. 6. We could record future impairment losses on our holdings of investment securities. We may not receive full future interest payments on these securities. 7. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease. Our expenses may increase as a result of increases in Federal Deposit Insurance Corporation insurance premiums. 9. Future changes in interest rates could reduce our profits. A legislative proposal has been introduced that would eliminate our primary federal regulator, require us to convert to a national bank or state bank, and require OmniAmerican Bancorp, Inc. to become a bank holding company. Recent negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results. Strong competition within our market areas may limit our growth and profitability. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations. The future price of the shares of common stock may be less than the purchase price in the stock offering. The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. Our stock-based benefit plans will increase our costs, which will reduce our income. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual- to-stock conversions have been approved by shareholders. We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs. We will enter into employment agreement and three change in control agreements that may increase our compensation costs. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits. Our stock value may be negatively affected by federal regulations that restrict takeovers. The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of the company that our board might conclude are not in the best interest of OmniAmerican Bancorp, Inc. or its stockholders. We have never issued common stock and there is no guarantee that a liquid market will develop. We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community. Signature (title, if applicable) _____________________ (Date)_______ Signature (title, if applicable) ____________________ (Date)_______

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OMNIAMERICAN BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2009, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE "FOR" THE APPROVAL OF THE PLAN OF CONVERSION. The undersigned, being a member of OmniAmerican Bank, hereby authorizes the Board of Directors of OmniAmerican Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of OmniAmerican Bank to be held at the ______________________________________ ______________________________________________________________________, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below: (1) The approval of the Plan of Conversion (the "Plan") to convert OmniAmerican Bank from the mutual to the stock form of organization, including the adoption of a Federal Stock Charter and By-Laws, with the simultaneous issuance of its common stock to a Maryland corporation (the "Company") and sale by Company of shares of its common stock. This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted "FOR" adoption of the plan of conversion, and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope. OmniAmerican Bancorp, Inc. Order Form Instructions Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares (30,000 shares x $10.00 per share = $300,000). No person, together with "associates", as defined in the prospectus, and persons "acting in concert", as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. For additional information, see "The Conversion; Plan of Distribution - Limitations on Common Stock Purchases" in the prospectus. Item 3a - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our OmniAmerican Bank branches) or by check, bank draft or money order payable to OmniAmerican Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at OmniAmerican Bank's passbook savings rate until the stock offering is completed. Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at OmniAmerican Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. OmniAmerican Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction. Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor on any of the key dates. Item 5 - Please check one of these boxes if you are a director, officer or employee of OmniAmerican Bank or OmniAmerican Bancorp, Inc., or a member of such person's household. Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares. Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2009, please see the section entitled "The Conversion; Plan of Distribution - Limitations on Stock Purchases" for more information regarding the definition of "associate" and "acting in concert." Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of OmniAmerican Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ________. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names. Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership. Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership. Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership. Individual Retirement Account - Individual Retirement Account ("IRA") holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged "trustee-to-trustee" transfer if their IRA is currently at OmniAmerican Bank. The stock cannot be held in your OmniAmerican account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer. Registration for IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE. On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______]. Address will be that of the broker / trust department to where the stock certificate will be sent. The Social Security / Tax I.D. number(s) will be either yours or your trustee's, as the trustee directs. Please list your phone numbers. Uniform Transfers To Minors Act - For residents of Texas and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act ("UTMA"). For residents of South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act ("UGMA") of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. Registration for UTMA or UGMA: On Name Line 1 - print the name of the custodian followed by the abbreviation "CUST" On Name Line 2 - FBO (for benefit of) followed by the name of the minor, followed by UTMA-TX (or your state's abbreviation) or UGMA-SC (or your state's abbreviation) List only the minor's social security number on the form. Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations. Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. Item 9 - You should list any qualifying accounts that you have or may have had with OmniAmerican Bank in the box located under the heading "Qualifying Accounts". For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation's account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights. Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, 2009 carefully before making an investment decision. Should you have any questions, please call our Stock Information Center at (___) _________ Monday - Friday from ___ a.m. to ___ p.m., Central Standard Time, except bank holidays. OmniAmerican Bank REVOCABLE PROXY FOR AGAINST